LOAN CONVERSION AGREEMENT

This LOAN CONVERSION AGREEMENT (this “Agreement”), dated June 11, 2014 (the “Effective Date”), is made and entered into by and between Flux Power Holdings, Inc., a Nevada corporation (“Flux Holdings”), Flux Power, Inc., a California corporation (“Flux Power” and together with Flux Holdings, the “Company”) and Esenjay Investments, LLC (“Esenjay”). In this Agreement, the pronoun “it” means “he,” “she,” or “it,” as appropriate. The Company and Esenjay are collectively referred to as the “Parties.”

RECITALS

WHEREAS, Esenjay has previously provided loans to the Company pursuant to the Secondary Revolving Promissory Note, the Bridge Loan Promissory Note and the Unrestricted Line of Credit (collectively, the “Loans”);

WHEREAS, the total principal amount outstanding under the Loans as of June 4, 2014 is $2,586,000, plus $304,070 in accrued interest, as set forth on Exhibit A, and such amounts represents all of the outstanding amounts owed and due to Esenjay as of the Effective Date, with Esenjay waiving any interest accrued from June 5 and thereafter (the “Debt”);

WHEREAS, Esenjay desires to convert the Debt into shares of common stock of the Company at a conversion ratio of $0.24 per share, resulting in issuance of a total of 12,100,000 shares of common stock and warrants to purchase 1,900,000 shares of common stock for a term of three years with an exercise price of $0.30 per share, pursuant to the calculations set forth on Exhibit B, in complete and full satisfaction of the Debt.

NOW, THEREFORE, in consideration of the promises and of the mutual representations, warranties, covenants, and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

SECTION 1

DEBT CONVERSION; RESTRICTIONS ON TRANSFERABILITY;

COMPLIANCE WITH SECURITIES ACT

1.1 Debt Conversion. As consideration for the conversion of the Debt (in complete and full satisfaction of Debt), Flux Holdings hereby agrees to issue Esenjay 12,100,000 shares of Flux Holding’s common stock (the “Shares”) and a warrant to purchase up to 1,900,000 shares of common stock of Flux Holdings (“Warrant Shares”) for a term of 3 years, at an exercise price of $0.30 per share (the “Warrant”). The Shares, Warrant, and Warrant Shares are collectively referred to herein as the “Securities”).

1.2 Closing. Upon delivery of this executed Agreement, the Company will cause the cancellation of the Debt to be reflected in the books and record of the Company, and will deliver to Esenjay:

(a)                a Warrant Certificate issued in the name of Esenjay, pursuant to which Esenjay shall have the right to acquire such number of Warrant Shares and

(b)               a stock certificate representing the number of Shares to the address set forth on the signatory page.

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SECTION 2

REPRESENTATION AND WARRANTIES

2. Representations and Warranties of Esenjay. Esenjay hereby represents and warrants to the Company as follows

2.1 Organization, Authority. Esenjay is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership or other power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The acquisition by Esenjay of the Securities hereunder has been, duly authorized by all necessary corporate, partnership or other action on the part of Esenjay. This Agreement has been duly executed and delivered by Esenjay and constitutes the valid and binding obligation of Esenjay, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.2 Investment Representations. In connection with the acquisition of the Securities, Esenjay, makes the following representations:

(a)                Investment for Own Account. Esenjay is acquiring the Securities for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Esenjay has no present intention of selling, granting any participation in, or otherwise distributing the Securities. Esenjay does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person.

(b)               SEC Documents. The Company has made available to Esenjay through the SEC’s EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and Form 10-Q for the quarter ended March 31, 2014, and all other reports filed by the Company pursuant to the Exchange Act since the filing of the Form 10-Q for the quarter ended September 30, 2013, and prior to the date hereof (collectively, the “SEC Documents”).Esenjay has received, read and fully understands the SEC Documents. In making its decision to acquire the Securities, Esenjay acknowledges that it has made its own independent decision and has not relied upon any representations made by any other person. Esenjay recognizes that an investment in the Securities involves substantial risks and is fully cognizant of and understands all of the risk factors related to the acquisition of the Securities, including but not limited to, those risks set forth in the section of the SEC Documents entitled “RISK FACTORS.”

(c)                Esenjay Status. At the time Esenjay was offered the Securities, it was, at the date hereof it is, and on the date which it exercises any Warrants it will be an “accredited Esenjay” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Esenjay is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker dealer. Esenjay is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker dealer.

(d)               Representations and Reliance. Esenjay understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Esenjay set forth herein and in Esenjay Suitability Questionnaire, as previously provided to the Company to which there is not material change (“Suitability Questionnaire”), to determine the applicability of such exemptions and the suitability of Esenjay to acquire the Securities. All information which Esenjay has provided to the Company, including but not limited to all information given herein and in Esenjay Suitability Questionnaire or otherwise, concerning itself, Esenjay status, address, residence, financial position and knowledge and experience of financial and business matters are correct and complete, and that if there should be any material change in such information Esenjay will immediately provide the Company with such information. Esenjay will promptly notify the Company of any material fact or circumstance that would cause any of the foregoing representations to be untrue, incomplete, or misleading.

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(e)                Restricted Securities. Esenjay understands that the Securities Esenjay is acquiring are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Esenjay is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Esenjay also acknowledges that the Company was a former “shell company” (as defined in Rule 12b-2 under the Exchange Act) and as Esenjay understands Rule 144 is not currently available for the sale of the Securities and may never be so available.

(f)                Transfer Restrictions; Legends. Esenjay understands that (i) the Securities have not been registered under the Securities Act; (ii) the Securities are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by Esenjay, and that the Securities must be held by Esenjay indefinitely, and that Esenjay must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; and (iii) each Certificate representing the Securities will be endorsed with a legend substantially in the following form until the earlier of (1) such date as the Securities have been registered for resale by Esenjay or (2) the date the Securities are eligible for sale under Rule 144.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(g)                No Public Market. Esenjay understands and acknowledges that although the Company is currently traded on the OTC, no public market now exists for any of the Securities and that the Company has made no assurances that a public market will ever exist for the Securities.

(h)               No Transfer. Esenjay covenants not to dispose of any of the Securities other than in conjunction with an effective registration statement under the Securities Act or in compliance with Rule 144 or pursuant to another exemption from registration or to an entity affiliated with Esenjay and other than in compliance with the applicable securities regulations laws of any state.

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(i)                 Investment Experience. Esenjay acknowledges that it is able to bear the economic risk of Esenjay’s investment, including the complete loss thereof. Esenjay has a preexisting personal or business relationship with the Company or one or more of its officers, directors or other persons in control of the Company, and Esenjay has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

(j)                 General Solicitation. Esenjay is not acquiring the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement. Prior to the time that Esenjay was first contacted by the Company or either of the Agents such Esenjay had a pre-existing and substantial relationship with the Company or one of the Agents. Esenjay will not issue any press release or other public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the Company. Other than to other parties to this Agreement, Esenjay has maintained and will continue to maintain the confidentiality of all disclosures made to Esenjay in connection with this transaction, including the existence and terms of this transaction.

2.3 No Investment, Tax or Legal Advice. Esenjay understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to Esenjay in connection with the acquisition and sale of the Securities constitutes legal, tax or investment advice. Esenjay has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of Securities.

2.4 Disclosure of Information. Esenjay understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities. Esenjay has reviewed the documents publicly filed by the Company with the SEC and has read and understands the risk factors disclosed therein. Esenjay has received all the information it considers necessary or appropriate for deciding whether to acquisition the Securities. Esenjay is solely responsible for conducting its own due diligence investigation of the Company.

2.5 Additional Acknowledgement. Esenjay acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person. Esenjay acknowledges that, if it is a client of an investment advisor registered with the SEC, Esenjay has relied on such investment advisor in making its decision to acquisition Securities pursuant hereto.

2.6 No Short Position As of the date hereof, and from the date hereof through the date of the Closing, Esenjay acknowledges and agrees that it does not and will not (between the date hereof and the date of the Closing) engage in any short sale of the Company’s voting stock or any other type of hedging transaction involving the Company’s securities (including, without limitation, depositing shares of the Company’s securities with a brokerage firm where such securities are made available by the broker to other customers of the firm for purposes of hedging or short selling the Company’s securities).

2.7. Debt. As of the date hereof, the Debt set forth on Exhibit A represents all amounts owed to Esenjay by the Company, and Esenjay agrees that it has waived its right to receive any interest on the Outstanding Principal after June 4, 2014. In addition Esenjay agrees that the only accrued interest due and payable to him by the Company in connection with the Outstanding Principal is $304,000.

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SECTION 3

RELEASE; INDEMNIFICATION; ADEQUATE INFORMATION

3.1 General Release. In consideration of the conversion of the Debt into the Shares and Warrant, Esenjay hereby releases and forever discharges Company, their respective assigns, partners, shareholders, subsidiaries, related entities, predecessors, successors, officers, directors, trustees, managers, agents, employees, and affiliates, from any and all claims, suits, demands, actions, causes of action, obligations, liabilities, expenses, costs, attorneys’ fees, liens of any kind or nature, and losses or damages whatsoever of any kind which in any way relate to or arise out of the Debt.

3.2 Indemnification. Esenjay agrees to indemnify and hold the Company and any person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act, and the Company’s officers, general partners, managers, partners, directors, agents, attorneys, and affiliates harmless from and against all damages, losses, costs and expenses, including reasonable attorneys’ fees and expenses reasonably incurred in the investigation or preparation in defense of any litigation commenced or threatened or any claim whatsoever, which they may incur by reason of the failure by Esenjay to comply with the terms and conditions of this Agreement, or by reason of any misrepresentation or breach of any warranty or covenant made by Esenjay herein, or in any document provided by Esenjay to the Company in connection with the conversion of the Debt. Esenjay further agrees that the provisions of this Section will survive (a) the sale, transfer or any attempted sale or transfer of all or a portion of the Securities and (b) the death of Esenjay.

SECTION 4

MISCELLANEOUS

4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Nevada, without regard to the body of conflicts of law. Esenjay hereby agrees that any suit, action, or proceeding arising out of or relating to this Agreement, any amendments or any replacements hereof, and any transactions or agreements relating hereto will be brought in the courts of, or the Federal courts in, the State of California, County of San Diego, and Esenjay hereby irrevocably consents and submits to the jurisdiction of such courts for the purposes of any such suit, action or proceeding, and Esenjay agrees that service of process on Esenjay in such suit, action or proceeding may be made in the same way as is prescribed by this Agreement for other notices. Esenjay hereby waives, and agrees not to assert against the Company or any assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (a) any claim that it is not personally subject to the jurisdiction of the above named courts or that its property is exempt or immune from setoff, execution or attachment, either prior to judgment or in execution thereof, and (b) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of suit, action or proceeding is improper or that this subscription agreement or any amendments or any replacements hereof may not be enforced in or by such courts. Venue for such actions as set forth above is intended to be inclusive.

4.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Esenjay and the closing of the transactions contemplated hereby.

4.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

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4.4 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement may only be amended or waived by a writing signed by all parties to this Agreement.

4.5 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to Esenjay, at the address set forth on the signature page, or at such other address as Esenjay shall have furnished to the Company in writing, or (b) if to the Company, one copy should be sent to its address set forth on the signature page hereto, or at such other address as the Company shall have furnished to Esenjay. If notice is provided by mail, notice shall be deemed to be given upon proper deposit in the mail (and if outside the United States, sent by airmail).

4.6 Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or noncompliance with this Agreement shall be held to be a waiver of any other or subsequent breach or noncompliance.

4.7 Expenses. The Company and Esenjay shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

4.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

4.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

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SIGNATURE PAGE

ESENJAY:		COMPANY:

Esenjay Investments, LLC		Flux Power Holdings Inc.

By:	/S/ Michael Johnson	By:	/S/ Ronald Dutt
Name:	Michael Johnson	Name:	Ronald Dutt
		Title:	CEO and Interim CFO

Flux Power, Inc.

Address:	500 N. Water, Suite 1100 S
	Corpus, Christi, TX 78401	By:	/S/ Ronald Dutt
		Name:	Ronald Dutt
		Title:	CEO and Interim CFO

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EXHIBIT A

Outstanding Loans

(See separate attached file)

EXHIBIT B

Debt Conversion Calculations

Esenjay Debt Conversion:

Mix	Common Price	Debt Amount	Common:	One Quarter Warrant	Total Shares plus warrants
			(Shares)	(Warrants)
25%	$0.15	$722,518	4,816,783	1,806,294	$6,623,077
75%	$0.30	$2,167,553	7,225,175		$7,225,175

	Total	$2,890,070	12,041,958	1,806,294	$13,848,252

Blended		$0.24
Proposed Blended Shares		12,100,000	1,900,000	14,000,000

Common shares to be issued		12,100,000
Warrants to be issued		1,900,000
Stock Price: $0.24
Warrant Strike price: $0.30

Memo:
Debt at June 4, 2014
Debt	2,586,000
Accrued Interest	304,070
Total	2,890,070